EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

May 14, 2012

USEC Receives Continued Listing Standards Notice
 from the New York Stock Exchange

BETHESDA, Md. – USEC Inc. (NYSE:USU) today announced that it has received a continued listing standards notice from the New York Stock Exchange (NYSE) because the price of its common stock has fallen below the NYSE’s minimum share price rule.  The NYSE requires the average closing price of a listed company’s common stock to be at least $1.00 per share over a consecutive 30 trading-day period.

The Company’s common stock continues to trade on the NYSE.  Subject to NYSE rules, the Company has six months from receipt of the notice to regain compliance with the NYSE’s price criteria (or by no later than the Company’s next annual meeting of shareholders if shareholder approval is required, as would be the case to effectuate a reverse stock split to cure the deficiency).  The Company is currently in compliance with all other NYSE listing rules.

USEC can regain compliance at any time during the six-month cure period if on the last trading day of a calendar month during the cure period, the company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading-day of that month or on the last day of the cure period.   The Company is evaluating its options to cure the price deficiency, including a reverse stock split, which would require shareholder approval at or prior to the Company’s next annual meeting of shareholders.

USEC Inc., a global energy company, is a leading supplier of enriched uranium fuel and nuclear industry related services for commercial nuclear power plants.

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Forward-Looking Statements:

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 – that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For example, references to the Company’s expectations regarding the following are forward looking statements: the future trading price of the Company’s common stock and compliance with or the Company’s ability to cure deficiencies under the NYSE listing standards. For USEC, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to: risks related to the ongoing transition of our business, including uncertainty regarding the transition of the Paducah gaseous diffusion plant and uncertainty regarding continued funding for the American Centrifuge project and the impact of decisions we may make in the near term on our business and prospects; our success in reaching a multi-party agreement for the enrichment of depleted uranium tails to support continued Paducah enrichment operations through May 2013; the terms of any multi-party agreement we may reach and our dependency on such an agreement; the impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects;  the impact of excess supply in the market and the lack of uncommitted demand for low enriched uranium over the next two to four years; the potential impacts of a decision to cease enrichment operations at Paducah; the outcome of ongoing discussions with the U.S. Department of Energy (“DOE”) regarding the research, development and demonstration (“RD&D”) program, including uncertainty regarding the timing, amount and availability of funding for such RD&D program and the dependency of government funding on Congressional appropriations; restrictions in our credit facility on our spending on the American Centrifuge project after May 31, 2012 and the potential for us to demobilize the project; the ultimate success of efforts to obtain a DOE loan guarantee for the American Centrifuge project, including the ability through the RD&D program or otherwise to address the concerns raised by DOE with respect to the financial and project execution depth of the project, and the timing and terms thereof; restrictions in our credit facility that may impact our operating and financial flexibility and spending on the American Centrifuge project; changes in U.S. government priorities and the availability of government funding, including loan guarantees; the competitive environment for our products and services; changes in the nuclear energy industry; risks related to the underfunding of our defined benefit pension plans and the impact of the potential requirement to accelerate the funding of these obligations on our liquidity; uncertainty regarding the continued capitalization of certain assets related to the American Centrifuge Plant and the impact of a potential impairment of these assets on our results of operations; the impact of a potential de-listing of our common stock on the NYSE; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.usec.com.   We do not undertake to update our forward-looking statements except as required by law.

Contacts:
Investors: Steven Wingfield (301) 564-3354
Media: Paul Jacobson (301) 564-3399